EXHIBIT I


                    JOINT FILING AGREEMENT



          In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D dated December 28, 1995 with respect to the Common Stock, par value $.01 per share, of American Mobile Satellite Corporation, a Delaware corporation. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby executes this Agreement this 28th day of December 1995.

                         SINGAPORE TELECOMMUNICATIONS LTD.



                         By:/s/ Chia Choon Wei
                            ------------------------------
                            Name:  Chia Choon Wei
                            Title: Vice President


                         TEMASEK HOLDINGS (PRIVATE) LTD.



                         By:/s/ Janet Seow
                            ------------------------------
                            Name:  Janet Seow
                            Title: Company Secretary